Exhibit 5.1

May 26, 2021

AzurRx BioPharma, Inc.
1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445

Re:  Shelf Registration on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the base prospectus that is part of the Registration Statement (the “Prospectus”), the sales agreement prospectus that is part of the Registration Statement (the “ATM Prospectus”) and a prospectus covering the resale by the selling stockholders named therein that is part of the Registration Statement (the “Resale Prospectus”), filed by AzurRx BioPharma, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on May 26, 2021 under the Securities Act of 1933, as amended (the “Securities Act”).

The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of up to $150,000,000 aggregate offering price of (i) shares of the Company's common stock, par value $0.0001 per share (the “Common Stock”), (ii) shares of the Company's preferred stock, par value $0.0001 per share (the “Preferred Stock”), in one or more series or classes, (iii) warrants to purchase shares of Common Stock or Preferred Stock (the “Warrants”), (iv) subscription rights to purchase Common Stock (the “Subscription Rights”) or (v) units composed of any of the foregoing (the “Units”). The Common Stock, Preferred Stock, Warrants, Subscription Rights and Units are collectively referred to herein as the “Securities.” The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent. Any Preferred Stock may be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

The ATM Prospectus relates to the sale by the Company of shares of common stock having an aggregate offering price of up to $50,000,000 (the “ATM Shares”) under a Sales Agreement dated as of May 20, 2021 (the “Sales Agreement”) between the Company and H.C. Wainwright & Co., LLC.

The Resale Prospectus relates to the resale of up to 3,464,664 shares of Common Stock by the selling stockholders named therein. Such shares consist of: (i) up to 75,663 shares of Common Stock (the “Selling Agent Warrant Shares”) issuable upon exercise of warrants to purchase Common Stock (the “Selling Agent Warrants”) named in the Resale Prospectus, which are currently issued and outstanding and (ii) 3,389,001 shares of Common Stock (the “Resale Shares”).

In rendering our opinions set forth below, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and(iv) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. With respect to shares of Common Stock (other than the ATM Shares, Selling Agent Warrant Shares and the Resale Shares), when (a) the issuance and the terms of the sale of the shares of Common Stock have been duly authorized by the Board of Directors of the Company in conformity with the Company's certificate of incorporation and bylaws; (b) such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (c) to the extent such shares of Common Stock are to be issued upon the conversion, exchange or exercise of any Preferred Stock or Warrants, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Preferred Stock or the Warrant Agreement relating to such Warrants, respectively, the shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the ATM Shares, when the ATM Shares have been issued and sold in accordance with the Sales Agreement, and as described in the Registration Statement and ATM Prospectus, the ATM Shares will be validly issued, fully paid and nonassessable.

3. With respect to the Selling Agent Warrant Shares, when the Selling Agent Warrant Shares have been duly issued and delivered in accordance with the terms of the respective Selling Agent Warrants, the Selling Agent Warrant Shares will be validly issued, fully paid and non-assessable.

4. With respect to the Resale Shares, the Resale Shares are validly issued, fully paid and non-assessable.

5. With respect to any particular series of shares of Preferred Stock, when (a) the issuance and the terms of the sale of the shares of Preferred Stock have been duly authorized by the Board of Directors of the Company in conformity with the Company's certificate of incorporation and bylaws; (b) an appropriate certificate of designation relating toa series of the Preferred Stock to be sold under the Registration Statement has been duly authorized and adopted and filed with the Secretary of State of Delaware; (c) the terms of issuance and sale of shares of such series of Preferred Stock have been duly established in conformity with the Company's certificate of incorporation and bylaws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (d) such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (e) to the extent such shares of Preferred Stock are to be issued upon the conversion, exchange or exercise of any Preferred Stock or Warrants, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Preferred Stock, or the Warrant Agreement relating to such Warrants, respectively, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

6. With respect to Warrants, when (a) the issuance and the terms of the sale of the Warrants have been duly authorized by the Board of Directors of the Company; (b) the terms of the Warrants and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Warrants and the applicable Warrant Agreement relating to the Warrants, if any, have been duly executed and countersigned and the Warrants have been issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Warrants as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company.

7. With respect to the Subscription Rights, when both: (a) the issuance and the terms of the sale of the Subscription Rights have been duly authorized by the Board of Directors of the Company; (b) the terms of the Subscription Rights and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; and (c) the agreement(s) relating to the Subscription Rights have been duly authorized and validly executed and delivered by the Company, then the Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to Units, when (a) the issuance and the terms of the sale of the Units have been duly authorized by the Board of Directors of the Company; (b) the terms of the Units and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Unit Agreement and the Units, if any, have been duly executed and countersigned and the Units have been issued and sold in accordance with the applicable Unit Agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Units as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Units will constitute valid and binding obligations of the Company.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement (and any applicable post-effective amendment thereto) will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordancewith the terms of such Prospectus Supplement and in compliance with all applicable laws; and (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and any agreement pursuant to which such Securities may be issued will be duly authorized, executed and deliveredby the Company and the other parties thereto; (iv) the Company will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock and Preferred Stock pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any certificate of designation relating to any series of the Preferred Stock, Warrant Agreement, Unit Agreement or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

Our opinion is limited to the federal laws of the United States, the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware)  and the State of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm therein and in the Prospectus, the ATM Prospectus and the Resale Prospectus and in any Prospectus Supplement under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP

LOWENSTEIN SANDLER LLP